As filed with the Securities and Exchange Commission on October 3, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Angel Oak Funds Trust
(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
Angel Oak Total Return ETF	Nasdaq Stock Market LLC	39-2819102

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [ ]
Securities Act registration statement file number to which this form relates:
333-197427
Securities to be registered pursuant to Section 12(g) of the Exchange Act:
None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value per share, of the Angel Oak Total Return ETF, a series of Angel Oak Funds Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 58 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-197427; 811-22980) filed on October 3, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits.
1. The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on July 15, 2014.
2. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No.46 to the Trust’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on December 30, 2022.
3. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on July 15, 2014.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 3rd day of October, 2025.

ANGEL OAK FUNDS TRUST

By:	/s/ Ward Bortz
Name:	Ward Bortz
Title:	President